UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2004

FTI CONSULTING, INC.

(Exact name of registrant as specified in charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bestgate Road, Suite 100, Annapolis, Maryland 21401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 224-8770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Employment Agreement Dated as of September 20, 2004 with Dennis J. Shaughnessy, with an Effective Date of October 18, 2004.

FTI Consulting, Inc. (“FTI”) entered into an employment agreement with Dennis J. Shaughnessy as of September 20, 2004 (the “Employment Agreement”), with an effective date of October 18, 2004 (the “Shaughnessy Effective Date”). The employment agreement provides that during its five-year term, Mr. Shaughnessy will serve as the full-time Chairman of the Board of Directors of FTI, which is an executive officer’s position with FTI. Mr. Shaughnessy is currently a director of FTI and will continue to serve in that capacity as a management director. No other material relationship currently exists between Mr. Shaughnessy and FTI.

In consideration for Mr. Shaughnessy’s services, he will receive an annual base salary of $1.0 million for 2004, and will be entitled to participate in FTI’s incentive compensation and other bonus plans adopted by the Board of Directors or Compensation Committee of the Board and in FTI’s health, pension and other benefit plans. Mr. Shaughnessy’s annual salary is subject to annual increases at the discretion of the Compensation Committee of the Board of Directors but the Compensation Committee may not decrease his annual salary. On the Shaughnessy Effective Date, Mr. Shaughnessy will be awarded an option for 200,000 shares of FTI’s common stock (the “Shaughnessy Option Grant”) pursuant to FTI’s 2004 Long-Term Incentive Plan (the “2004 Plan”), with an exercise price calculated as of the close of trading of shares of FTI’s common stock on the New York Stock Exchange on the date of grant, which will be the Shaughnessy Effective Date. The Shaughnessy Option Grant will vest in three equal installments beginning on the Shaughnessy Effective Date and on the first and second anniversaries of such date, provided Mr. Shaughnessy is employed with FTI on each such anniversary, such that the Shaughnessy Option Grant will be fully vested on the second anniversary of the Shaughnessy Effective Date. The Shaughnessy Option Grant and all outstanding past and future equity-based or similar awards granted to Mr. Shaughnessy will vest in full immediately before certain events, such as a “change in control” (as defined in the Employment Agreement), or termination of Mr. Shaughnessy’s employment by FTI without “cause” (as defined in the Employment Agreement), or by Mr. Shaughnessy with “good reason” (as defined in the Employment Agreement), or on Mr. Shaughnessy’s death or “disability” (as defined in the Employment Agreement). In addition, Mr. Shaughnessy will receive an award of restricted stock under the 2004 Plan with a value of $3,000,000 at the Shaughnessy Effective Date (the “Shaughnessy Equity Grant”). The Shaughnessy Equity Grant will vest in ten equal installments, beginning on the first anniversary of the Shaughnessy Effective Date and continuing on the following nine anniversaries of the Shaughnessy Effective Date, provided that, Mr. Shaughnessy is employed with FTI on each such anniversary, such that the Shaughnessy Equity Grant will be fully vested on the tenth anniversary of the Shaughnessy Effective Date. The Shaughnessy Equity Grant and all outstanding past and future equity-based or similar awards granted to Mr. Shaughnessy will vest in full immediately before certain events, such as a “change in control,”

or termination of Mr. Shaughnessy’s employment by FTI without “cause,” or by Mr. Shaughnessy with “good reason,” or on Mr. Shaughnessy’s death or “disability.” Vesting of option grants and equity grants will continue through the Shaughnessy Transition Term (as defined below).

Depending on whether Mr. Shaughnessy leaves the employment of FTI with or without “cause,” with or without “good reason,” upon his death or “disability” or for another reason, including a departure due to a “change of control,” he will continue to receive certain payments and benefits (or after-tax cash payments to reimburse the cost of benefits) specified under his Employment Agreement. In addition, if Mr. Shaughnessy’s employment term expires or earlier terminates, Mr. Shaughnessy will continue to provide services to FTI, as a part-time employee for five years (the “Shaughnessy Transition Term”), of not more than 500 hours of service for each 12-month period, at FTI’s offices in Annapolis, Maryland. During the Shaughnessy Transition Term, in lieu of his salary, FTI will pay Mr. Shaughnessy an annual transition payment of $200,000. Upon the expiration of the Shaughnessy Transition Term, Mr. Shaughnessy will be entitled to receive any unreimbursed business expenses, any vested benefits under FTI’s pension or other benefit plans, and continued health and life insurance benefits for him and his family the cost of which would be borne by Mr. Shaughnessy.

Mr. Shaughnessy’s agreement contains non-competition terms that will continue for three years from the last day of his employment. During this period, Mr. Shaughnessy also will be prohibited from soliciting any entity or person that has been a client, customer, employee or contractor of FTI to terminate its relationship with FTI.

A copy of the Employment Agreement with Mr. Shaughnessy will be filed as an exhibit to FTI’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2004.

Amendment Dated as of September 23, 2004, to Employment Agreement Dated as of November 5, 2002 Between FTI Consulting, Inc. and Jack B. Dunn, IV.

FTI entered into an amendment (the “Amendment”) dated as of September 23, 2004 (the “Amendment Date”), to the Employment Agreement dated as of November 5, 2002 (the “Dunn Employment Agreement”), between FTI and Jack B. Dunn, IV, to reflect that as of October 18, 2004, Mr. Dunn will hold the offices of Chief Executive Officer and President of FTI. In accordance with the Amendment, Mr. Dunn has agreed to waive any right he might have otherwise had under the Dunn Employment Agreement to resign for “good reason” (as defined in the Dunn Employment Agreement based on the change in title and responsibilities described in the Amendment). This waiver in no way affects Mr. Dunn’s right or entitlement to exercise “good reason” resignation rights under the Dunn Employment Agreement based on other or future circumstances, including but not limited to additional changes to his title and/or responsibilities beyond those contemplated by the Amendment.

The Amendment extends the renewal options under the Dunn Employment Agreement. The three-year initial term of the Dunn Employment Agreement will automatically extend by one year effective at the close of business on the day before the first, second, third, fourth and fifth anniversaries of the November 5, 2002 initial effective date of the Dunn Employment Agreement, unless by such date Mr. Dunn or FTI gives the other notice of an intention not to further extend the term. Prior to the Amendment, Mr. Dunn’s employment term with all extensions would expire on November 5, 2008. As amended by the Amendment, with all extensions, Mr. Dunn’s employment term would expire on November 5, 2010. As compensation to Mr. Dunn for agreeing to extend the renewal options under his employment and for other agreements in the Amendment, the Amendment provides that Mr. Dunn will receive an award of restricted stock under FTI’s 2004 Plan with a value of $1,000,000 (the “Dunn Equity Grant”) as of the Amendment Date. The Dunn Equity Grant will vest in five equal installments, beginning on the first anniversary of the Amendment Date and continuing on the following four anniversaries of the Amendment Date, provided that, Mr. Dunn is employed with FTI on each such anniversary, such that the Dunn Equity Grant will be fully vested on the fifth anniversary of the Amendment Date. The Dunn Equity Grant and all outstanding past and future equity-based or similar awards granted to Mr. Dunn will vest in full immediately before certain events, such as a “change in control” (as defined in the Dunn Employment Agreement), or termination of Mr. Dunn’s employment by FTI without “cause” (as defined in the Dunn Employment Agreement), or by Mr. Dunn with “good reason,” or on Mr. Dunn’s death or “disability” (as defined in the Dunn Employment Agreement). The Amendment also provides that the term during which Mr. Dunn will continue to provide services to FTI as a part-time employee will be extended from three to five years (the “Dunn Transition Term”). Vesting of option grants and equity grants to Mr. Dunn will continue through the Dunn Transition Term. The terms and conditions of the Dunn Employment Agreement will not otherwise change.

A copy of the Amendment to Mr. Dunn’s Employment Agreement will be filed as an exhibit to FTI’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2004. Mr. Dunn’s Employment Agreement has previously been filed as an exhibit to FTI’s Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission on March 27, 2003.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Chairman of the Board and Other Officer Changes Effective October18, 2004.

On September 17, 2004, the Board of FTI authorized the Shaughnessy Employment Agreement and the appointment of Dennis J. Shaughnessy as Chairman of the Board as of October 18, 2004. Mr. Shaughnessy will assume the position of Chairman of the Board from Jack B. Dunn, IV, who currently services in that position. Chairman of the Board is an executive officer’s position with FTI. Mr. Shaughnessy will continue to be a director of FTI. The description of the Shaughnessy Employment Agreement is incorporated herein by reference from Item 1.01 of this Current Report on Form 8-K.

As of October 18, 2004, Mr. Dunn will no longer hold the position of Chairman of the Board of FTI. He will continue to hold the offices of Chief Executive Officer and President of FTI and will be a director of FTI. The description of the Amendment to the Dunn Employment Agreement is incorporated by reference from Item 1.01 of this Current Report on Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment No. 5 to By-Laws of FTI.

Pursuant to authority granted to the Board of Directors of FTI under Article XIII, Section 1 of the By-Laws of FTI, and consistent with the Corporations and Associations Article of the Maryland Annotated Code, on September 17, 2004, the Board of Directors approved amendments to Article V, Sections 1 and 5, of the By-Laws of FTI to provide that the position of Chairman of the Board, an executive officer’s position with FTI, will report to both the Board and the Chief Executive Officer of FTI.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On September 17, 2004, FTI’s Board of Directors authorized the amendment and restatement of FTI’s Policy on Ethics and Business Conduct (“Ethics Policy”), which was previously filed as Exhibit 14.0 to FTI’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 19, 2004. The Ethics Policy has been amended to reflect the separation of the positions of Chairman of the Board and Chief Executive Officer.

Item 7.01. Regulation FD Disclosure

A copy of the Press Release dated September 23, 2004, announcing the separation of the positions of Chairman of the Board and Chief Executive Officer, the appointment of Mr. Shaughnessy as Chairman of the Board as of October 18, 2004 and the amendment of FTI’s employment agreement with Mr. Dunn is filed as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference. The information included in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 8.01. Other Events.

Amendments to FTI’s Corporate Governance Guidelines and Policies and Committee Charters.

On September 17, 2004, our Board of Directors adopted a flexible policy allowing for the separation of the positions of Chairman of the Board and Chief Executive Officer of FTI. The Nominating and Corporate Governance Committee of the Board of FTI has recommended, and the Board and the applicable Committees of the Board, as required, have authorized that the Corporate Governance Guidelines and other governance policies of FTI and the charters of the Committees of the Board be amended and restated as of September 17, 2004 as necessary to reflect that change and for certain other non-substantive changes. The amended and restated Corporate Governance Guidelines, other governance policies and charters are available on FTI’s website at www.fticonsulting.com, or you may request copies of those documents by contacting Joanne F. Catanese, Corporate Secretary, at 900 Bestgate Road, Suite 100, Annapolis, MD 21401.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
3.2	Amendment No. 5 to By-Laws of FTI Consulting, Inc., as of September 17, 2004.

14.0	Policy on Ethics and Business Conduct, as amended and restated, as of September 17, 2004.

99.1	Press Release of FTI Consulting, Inc., dated September 23, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: September 23, 2004	By:	/s/ THEODORE I. PINCUS
Theodore I. Pincus
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amendment No. 5 to By-Laws of FTI Consulting, Inc., as of September 17, 2004.

14.0	Policy on Ethics and Business Conduct, as amended and restated, as of September 17, 2004.

99.1	Press Release of FTI Consulting, Inc., dated September 23, 2004.

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